Summary Balance Sheet*

Balance Sheet ($ in thousands)	3/31/09	06/30/08
Assets		
Cash and cash equivalents	10,734	12,057
Accounts receivable	4,991	4,460
Inventory	4,667	3,556
Advance payments	1,188	-
Other current assets	-	247
Total current assets	**21,995**	**20,692**
Property and equipment, net	8,293	5,759
Intangibles, net	12,647	10,307
Total non-current assets	**20,940**	**16,065**
Total assets	**42,935**	**36,758**
Liabilities & Shareholders' Equity		
Total Current Liabilities	3,771	3,910
Long-term liabilities	-	-
Total Liabilities	**3,771**	**3,910**
Total Stockholders' Equity	**39,164**	**32,848**
Total Liabilities & Equity	**42,935**	**36,758**